EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration StatementsNo. 333-64737, 333-83434, and 333-103917 on Form S-3 and Registration Statements No. 333-65157, 333-65406, 333-104254, and 333-125259 on Form S-8 of IDACORP, Inc. and RegistrationStatement No. 333-122153 on Form S-3 and Registration Statement No. 333-66496 on Form S-8 of Idaho Power Company of our reports dated March 6, 2006, relating to the financial statements and financial statement schedules of IDACORP, Inc. and Idaho Power Company (the report for IDACORP, Inc. expresses an unqualified opinion and includes an explanatory paragraph relating to the consolidation of two variable interest entities related to the adoption of Financial Accounting Standards Board Interpretation No. 46(R)) and management's reports on the effectiveness of internal control over financial reporting,  appearing in this Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Boise, Idaho

March 6, 2006